UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California 91504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 26, 2010, the board of directors of LBI Media Holdings, Inc., a Delaware corporation (the “Company”), upon the identification by and recommendation of management, concluded that the Company’s previously issued consolidated financial statements for (i) the fiscal years ended December 31, 2008, 2007 and 2006 included in its annual reports on Form 10-K that include those fiscal years, and (ii) the interim periods within the fiscal years ended December 31, 2009, 2008, 2007 and 2006 included in its quarterly reports on Form 10- Q that include those interim periods should no longer be relied upon because of errors in those financial statements. The Company will restate the previously issued consolidated financial statements for the fiscal year ended December 31, 2008 and the previously issued consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholder’s equity for the fiscal year ended December 31, 2007 in its annual report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 10-K”) that it expects to file as soon as practicable. The Company will restate the previously issued condensed consolidated statements of operations and condensed consolidated statements of cash flows for the interim periods within the fiscal year ended December 31, 2009 in its quarterly reports on Form 10-Q for the interim periods within the fiscal year ending December 31, 2010 (the “2010 10-Qs”). The Company also intends to include explanatory information and provide corrected disclosure with respect to the restated information in the 2009 10-K and the 2010 10-Qs.

To the extent known at the time of filing this Form 8-K, the restatement relates to accounting errors relating to (i) the treatment of certain temporary state tax credits and (ii) the classification and valuation of certain deferred tax accounts relating to the Company’s indefinite-lived intangible assets.

In May 2006, the State of Texas enacted a bill replacing its prior franchise tax regime with one that imposes a new tax on the Company’s Texas gross margin. Based on guidance provided under Accounting Standards Codification 740 “Income Taxes”, the Company has concluded that a deferred tax asset for the temporary margin tax credit provided under the new tax regime (reduced by a valuation allowance, if necessary) should have been established as of December 31, 2006. The impact of this error on the Company’s consolidated financial statements is an income tax expense of $0.1 million for the year ended December 31, 2008 and an income tax benefit of $4.7 million and $1.3 million for the years ended December 31, 2007 and 2006, respectively.

The Company also noted errors in its classification of certain deferred tax accounts relating to its Federal Communications Commission broadcast licenses. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their “book” amounts recorded in the consolidated financial statements. The Company did not separate the deferred tax assets relating to certain of these broadcast licenses from the deferred tax liabilities relating to other broadcast licenses. As a result of the netting of the deferred tax assets and liabilities, the Company determined that the valuation allowance provided on the net amount was insufficient. The impact of this error on the Company’s consolidated financial statements is a reduction in income tax benefit of $18.9 million and $0.7 million for the years ended December 31, 2008 and 2007, respectively, as the Company recorded an offsetting increase in its valuation allowance against the deferred tax assets relating to these broadcast licenses.

The Company has determined that a material weakness exists as it relates to the financial reporting of the tax provision. The Company is evaluating its remediation options.

The board and management have discussed the matters disclosed in this Item 4.02 with the Company’s former independent registered public accounting firm, Ernst & Young LLP, and the Company’s current independent registered public accounting firm, Deloitte & Touche LLP.

Cautionary Statement Regarding Forward Looking Information

This current report contains statements which may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the Company’s intentions to restate certain of its financial statements and provide certain disclosure with respect to the restated information. These statements are based on current expectations of future events. A variety of factors could cause actual results to differ materially from the anticipated expectations expressed. Except as required by law, the Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this current report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on March 30, 2010.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu Chief Financial Officer